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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                          JUNE 2, 1998 (MAY 29, 1998)



                             SUIZA FOODS CORPORATION
                             -----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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           DELAWARE                             1-12755                            75-2559681
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
(STATE OR OTHER JURISDICTION OF         (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION NO.)
        INCORPORATION)
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                       3811 TURTLE CREEK BLVD., SUITE 1300
                               DALLAS, TEXAS 75219
                               -------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (214) 528-0939











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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On May 29, 1998, Suiza Foods Corporation (the "Registrant") completed the acquisition of Continental Can Company, Inc. ("Continental Can"). The acquisition was effected through the merger (the "Continental Can Merger") of CC Acquisition Corp., a wholly-owned subsidiary of the Registrant ("CCAC"), with and into Continental Can pursuant to an Agreement and Plan of Merger (the "Continental Can Agreement"), dated as of January 14, 1998, by and among the Registrant, CCAC and Continental Can. As a result of the merger, Continental Can became a wholly-owned subsidiary of Suiza.

         Pursuant to the Continental Can Agreement, each former holder of stock, par value $0.25 per share, of Continental Can ("Continental Can Common Stock") will receive, in exchange for each such share, 0.629 shares of the common stock, par value $0.01 per share, of the Registrant ("Suiza Common Stock"). Each former holder of Continental Can Common Stock will be paid an amount in cash (without interest) in lieu of fractional shares of Suiza Common Stock at a rate equal to such fractional part of a share of Suiza Common Stock multiplied by 58.38. Based on the number of shares of Continental Can Common Stock and Suiza Common Stock outstanding on the record date (and excluding the Company Common Stock currently beneficially owned by Suiza, which was canceled in the merger), Suiza will issue approximately 2,049,101 shares of Suiza Common Stock in the merger, and the former Continental Can stockholders will hold approximately 6.2 % of the outstanding shares of Suiza Common Stock immediately after the merger. Pursuant to the Continental Can Agreement, Suiza will also assume outstanding stock options and warrants that had been issued by Continental Can. Based on the number of options and warrants outstanding on the record date, these assumed options will become exercisable to purchase an additional 372,123 shares of Suiza common stock.

         The consideration for the Continental Can Merger was determined by arm's-length negotiations between representatives of the Registrant and Continental Can based on a number of factors, as more fully disclosed in the Proxy Statement/Prospectus of Continental Can dated April 27, 1998.

         Continental Can's shareholders approved the Continental Can Agreement and the Continental Can Merger at a special meeting held on May 29, 1998. The approval of the Registrant's stockholders was not required with respect to the Continental Can Merger.

         At the time of the Continental Can Merger, Continental Can and its subsidiaries owned certain plant, equipment, and other physical property devoted principally to the packaging business. The Registrant intends to continue to devote such acquired assets to these purposes.



ITEM 5.  OTHER EVENTS.

         On June 1, 1998, the Registrant issued a press release announcing the closing of the Continental Can Merger, a copy of which is filed herewith as
Exhibit 99.1.






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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)  Financial Statements of Businesses Acquired.

         Pursuant to General Instruction B.3. of Form 8-K, no financial statements are required in this filing because substantially the same information as that required has been previously reported by the Registrant in Form S-4 registration statements related to the Continental Can Merger.








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    (b)  Pro Forma Financial Information.

         Pursuant to General Instruction B.3. of Form 8-K, no pro forma financial information is required in this filing because substantially the same information as that required has been previously reported by the Registrant in Form S-4 registration statements related to the Continental Can Merger.

    (c)  Exhibits.

         See "Index to Exhibits."




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                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: June 2, 1998                  SUIZA FOODS CORPORATION



                                               By:  /s/ Tracy L. Noll
                                                  ------------------------------
                                                        Tracy L. Noll
                                                        Vice President and Chief
                                                        Financial Officer







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                                INDEX TO EXHIBITS

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Exhibit
Number                        Description
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
2.1 Agreement and Plan of Merger, dated as of January 14, 1998, by and among the Registrant, CCAC, and Continental Can (incorporated by reference to Appendix A to the Registrant's Registration Statement on Form S-4 (Registration No. 333-46519)).

99.1      Press Release dated June 1, 1998.
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